Exhibit 10.200
WARRANT AGREEMENT
     This WARRANT AGREEMENT (this “Agreement”) dated as of February 22, 2006, by and between The Immune Response Corporation, a Delaware corporation (the “Company”), and Spencer Trask Ventures, Inc. (the “Agent”).
W I T N E S S E T H
     WHEREAS, the Agent has agreed pursuant to the Placement Agency Agreement, dated February 9 2006, by and between the Agent and the Company (the “Placement Agency Agreement”), to act as the placement agent in connection with the Company’s private placement (the “Offering”) of a minimum of 5 units ($500,000) and a maximum of 50 units ($5,000,000) at a price of $100,000 per unit. Each unit (a “Unit”) consists of an 8% senior secured convertible promissory note in the principal amount of $100,000 (a “Note”) convertible into shares of common stock, per value $.0025 per share (the “Common Stock”), of the Company and a warrant to purchase 15,000,000 shares of Common Stock. In the event that the Offering is over-subscribed, the Company and the Agent may, in their mutual discretion, increase the number of Units sold in the Offering; and
     WHEREAS, the Company has agreed to issue to the Agent and/or its designees warrants (the “Warrants”) to purchase that number of shares of Common Stock (the “Warrant Shares”) equal to twenty percent (20%) of the aggregate number of shares of Common Stock issuable upon conversion of the Notes sold in the Offering; and
     WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued in connection with one or more Closings (as such term is defined in the Placement Agency Agreement) in consideration for, and as part of the Agent’s compensation in connection with, the Agent acting as the placement agent pursuant to the Placement Agency Agreement.
     NOW, THEREFORE, in consideration of the promises, the agreements herein set forth and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Grant. Subject to the terms and conditions hereinafter set forth, the Holders (as defined in Section 3.1 below) are hereby granted the right to purchase the Warrant Shares at an initial Exercise Price (as defined in Section 7(a) below) of $0.02 per each Warrant Share (subject to adjustment as provided in Section 7 below).
     2. Warrant Certificates. The Warrant certificates (the “Warrant Certificates”) delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

     3. Exercise of Warrant.
          (a) The Warrants shall be exercisable, in whole or in part, during the term commencing on the first business day after the date on which an amendment to the certificate of incorporation of the Company is filed with the Secretary of State of the State of Delaware increasing the authorized shares of the Common Stock in an amount sufficient to provide for the exercise of all of the Warrants (the “Share Authorization Date”) and expiring on the seventh (7th) anniversary of the Share Authorization Date (the “Exercise Period”).
          (b) The Warrants may be exercised (but only during the Exercise Period) by the registered holder of a Warrant Certificate (“Holder” or “Holders”), in whole or in part, by surrendering this Warrant, with a Notice of Exercise in the form of Annex A to the Warrant Certificate (the “Notice of Exercise”) duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company set forth on the signature page hereto, or at such other office or agency as the Company may designate in writing (the “Company’s Office”), accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Warrant Shares purchased upon such exercise.
          (c) In addition to the method of payment set forth in Section 3(b) and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time, provided that the Common Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3(b) in exchange for the number of shares of Common Stock computed by using the following formula:

X =	Y (A - B)

A

Where	X	=	the number of shares of Common Stock to be issued to the Holder(s) pursuant to the net exercise.

	Y	=	the number of shares of Common Stock subject to the Warrant being exercised or, if only a portion of such Warrant is being exercised, the portion of such Warrant being canceled (at the time of such calculation).

	A	=	the Fair Market Value of one share of Common Stock (at the date of such calculation).

	B	=	the Exercise Price (as adjusted to the date of such calculation).
     For purposes of this Section 3(c), the “Fair Market Value” of one share of Common Stock at any date shall be deemed to be the average of the last reported sale price for the five (5) trading days preceding the date of exercise as officially reported by the principal securities exchange or “over the counter” (including on the pink sheets or bulletin board) exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or sold “over the counter”, the average closing bid price for the five (5) trading days preceding the date of exercise as furnished by the NASD through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.
          (d) Each exercise of Warrants shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Exercise, together with the Warrant Certificate therefor and payment in full of the Exercise Price, shall be dated and directed to the Company (as evidenced by the applicable postmark or other evidence of transmittal) as provided in Section 3(b) hereof. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 3(e) hereof shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.
          (e) As soon as practicable after the exercise of the Warrants, in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:
               (i) a certificate or certificates for the number of full Warrant Shares to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 5 hereof; and
               (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, representing in the aggregate on the face or faces thereof the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise (after reversing the effects of any prior adjustments made).
     4. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by the Warrants will, upon issuance by the Company, be validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens and charges with respect thereto. The Company further covenants and agrees that, subsequent to the issuance of the Warrants, the Company shall cause a special meeting of its stockholders to be held for the purpose of amending the Company’s certificate of incorporation to increase the Company’s authorized Common Stock, and upon obtaining such approval it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the shares of Common Stock upon exercise of the Warrants as required hereunder, the number of shares of Common Stock which are then issuable and deliverable upon the exercise of (and otherwise in respect of) all of the Warrants (taking into account the adjustments set forth in Section 7 hereof), free from preemptive rights or any other contingent purchase rights of persons other than the Holder(s).

     5. Fractional Shares. The Company shall not be required upon the exercise of the Warrants to issue any fractional shares, but shall pay to the Holder an amount in cash equal to the value of such fractional share for each such fractional share of the Company’s Common Stock which would be issuable upon exercise of the Warrants.
     6. Requirements for Transfer.
          (a) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of Warrants may change its address as shown on the Warrant Register by written notice to the Company requesting such change, and the Company shall promptly make such change. Until a Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of the Warrants for all purposes, notwithstanding any notice to the contrary; provided, however, that if and when Warrants are properly assigned in blank, the Company may, but shall not be obligated to, treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.
          (b) Transfer. Each Holder, by acceptance of a Warrant Certificate, covenants and agrees that it is acquiring the Warrants evidenced thereby and the Warrant Shares for its own account as an investment and not with a view to distribution thereof. Subject to the provisions of this Section 6, the Warrants and all rights hereunder are transferable, in whole or in part, upon the surrender of a Warrant Certificate with a properly executed Assignment in substantially the form attached to the Warrant Certificate as Annex B (the “Assignment”) at the Company’s Office; provided, however, that in no event shall Warrants be transferable to any person who is not an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.
          (c) Exchange of Warrant Upon a Transfer. On surrender of a Warrant Certificate for exchange, properly endorsed on the Assignment and subject to the provisions of this Agreement and with the limitations on assignments and transfers as contained in this Section 6, the Company at its expense shall issue to or on the order of the Holder a new warrant certificate or certificates of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.
     7. Adjustment.
          (a) The term “Exercise Price” as used herein means the initial exercise price of $0.02 per share of Common Stock or the adjusted exercise price, depending on the context.
          (b) Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or

(iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of the Warrants (instead of the prior kind and number of Warrant Shares or other securities, into which, in fact, the Warrants would then no longer be exercisable) the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrants been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable by such Holder immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately after such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
          (c) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or be acquired by reverse triangular merger, or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation (including by way of a spin-off) and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive upon exercise of the Warrants (instead of the prior kind and number of Warrant Shares or other securities, into which, in fact, the Warrants would then no longer be exercisable), the number of shares of common stock of the successor or acquiring corporation or shares of Common Stock of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which the Warrants are exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which the Warrants are exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 7(c). For purposes of this Section 7(c), “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 7(c) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.
          (d) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then and in each such case the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
          (e) No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than one cent ($0.01) per security issuable upon exercise of the Warrants; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one cent ($0.01) per security issuable upon exercise of the Warrants.
     8. Registration Rights. The Holders of the Warrants are entitled to the benefits of the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the investors in the Offering (the “Registration Rights Agreement”), as if such Holders were Holders (as defined in the Registration Rights Agreement) under the Registration Rights Agreement, and the Registration Rights Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitations of rights, obligations and duties thereunder of the Company and the Holders of the Warrants.
     9. No Rights of Stockholders. Subject to other Sections of this Agreement, the Holder shall not be entitled to vote, to receive dividends or subscription rights, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company, including without limitation any right to vote for the election of directors or upon any matter submitted to stockholders, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), to receive notices, or otherwise, until the Warrants shall have been exercised as provided herein.
     10. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Warrant Certificate and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of the Warrant Certificate, the Company will issue, in lieu thereof, a new Warrant Certificate of like tenor.
     11. Mailing of Notices, Etc. All notices and other communications from the Company to the Holder(s) of Warrants shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Holder(s) of

Warrants who shall have furnished an address to the Company in writing. All notices and other communications from the Holder(s) of Warrants or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. Notice so mailed shall be deemed effective two (2) business days after being deposited with the United States Postal Service. If the Company should at any time change the location of its principal office to a place other than as set forth below, then it shall give prompt written notice to the Holder(s) of Warrants and thereafter all references in this Agreement to the location of its principal office at the particular time shall be as so specified in such notice.
     12. Change or Waiver. Any term of this Agreement may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.
     13. Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.
     14. Severability. If any provision of this Agreement shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.
     15. Governing Law and Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflict or choice of laws of any jurisdiction. The parties hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.
     16. Supplements and Amendments. The Company and the Holder may from time to time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable.
     17. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and assigns hereunder.
     18. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person, entity or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Holder.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.

THE IMMUNE RESPONSE CORPORATION

By:

Name:
Title:

Principal Office:

5931 Darwin Court
Carlsbad, California 92008

Attest:

Secretary

SPENCER TRASK VENTURES, INC.

By:

Print Name: William P. Dioguardi
Title: President

EXHIBIT A
[FORM OF WARRANT CERTIFICATE]
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, THAT AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS IS AVAILABLE.
THE TRANSFER, EXCHANGE AND EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. ST-	Warrants
, 2006
WARRANT CERTIFICATE
     This Warrant Certificate certifies that                                                             , or its registered assigns, is entitled to purchase up to                                  fully paid and non-assessable shares of common stock, par value $.0025 per share (the “Common Stock”) of The Immune Response Corporation, a Delaware corporation (the “Company”), initially, at any time after the date hereof (“Warrant Issue Date”) until 5:30 p.m. New York time on the date (the “Expiration Date”) that is the seventh (7th) anniversary of the last Warrant Issue Date to occur, at the initial exercise price of $0.02, subject to adjustment in certain events (the “Exercise Price”), upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions and adjustments set forth herein and in the Warrant Agreement dated as of February               , 2006 between the Company and Spencer Trask Ventures, Inc. (the “Warrant Agreement”). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company, by wire transfer of immediately available funds or pursuant to Section 3(c) of the Warrant Agreement.
     No Warrant may be exercised after 5:30 p.m. (New York time) on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.
     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the registered holder(s) of the Warrants.

     As set forth in Section 7 of the Warrant Agreement, certain adjustments may be made to the Exercise Price and the type and/or number of the Company’s securities issuable upon their exercise. In the event of such an adjustment, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair the rights of the holder as set forth in the Warrant Agreement.
     Upon due presentment for registration of transfer of this Warrant Certificate and the executed form of assignment attached hereto at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like form and tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.
     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.
     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.
     All capitalized terms used and not defined in this Warrant Certificate shall have the meanings ascribed to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of February ___, 2006.

THE IMMUNE RESPONSE CORPORATION

By:

Name:
Title:

Attest:

Secretary

[NOTICE OF EXERCISE]

TO:	The Immune Response Corporation Attention: Chief Executive Officer
Alternative No. 1
     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase                                      (leave blank if you choose Alternative No. 2 below) shares of Common Stock of The Immune Response Corporation, a Delaware corporation (the “Company”), pursuant to the terms of that certain Warrant Agreement by and between the Company and Spencer Trask Ventures, Inc., dated as of February ___, 2006 (the “Warrant Agreement”) and tenders herewith payment of the purchase price of such shares in full. (Initial here if the undersigned elects this alternative).
Alternative No. 2
     In lieu of exercising the attached Warrant for cash or check, the undersigned hereby elects to effect the net issuance provision set forth in Section 3(c) of the Warrant Agreement and receive                      (leave blank if you choose Alternative No. 1 above) shares of Common Stock of the Company. (Initial here if the undersigned elects this alternative).
          Please issue a certificate or certificates representing said securities in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Signature and Date)

(Signature must conform in all respects to
name of holder as specified on the face of
the Warrant Certificate)

(Insert Social Security or Other Identifying
Number of Holder)

[FORM OF ASSIGNMENT]
(To be executed by the registered holder if such holder
desires to transfer the Warrant Certificate.)
     FOR VALUE RECEIVED                                                             (the “Transferor”) hereby sells, assigns and transfers unto                                                       (the “Transferee”)
(Please print name and address of transferee)
this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                   as its Attorney to transfer the Warrant Certificate on the books of The Immune Response Corporation, a Delaware corporation (the “Company”), with full power of substitution. The Transferor has provided a written instrument to the Company notifying the Company of such transfer and pursuant to which the Transferee hereunder has agreed in writing to be bound by the terms of the Warrant Agreement dated February ___, 2006, by and between the Company and Spencer Trask Ventures, Inc., a copy of which has been provided to the Transferee by the Transferor.

Dated:	Signature

(Signature must conform in all respects to name of
holder as specified on the face of the Warrant Certificate)

(Insert Social Security or other Identifying Number of Holder)